Exhibit 99.1

                     MONROE BANCORP ANNOUNCES STOCK DIVIDEND

    BLOOMINGTON, Ind., Oct. 26 /PRNewswire-FirstCall/ -- Monroe Bancorp (Nasdaq:
MROE) announced today that its Board of Directors recently declared a 10% (or one for ten) stock dividend. The stock dividend is payable November 17, 2005, to shareholders of record on November 7, 2005.

    Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with assets over $670 million and with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892 and offers individuals and businesses a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ National Stock Market under the symbol MROE.

    Contact:        Mark D. Bradford, President/CEO, 812-331-3455
    Media Contact:  Ashley Mattick, VP Marketing Director, 812-353-7705

SOURCE  Monroe Bancorp
    -0-                             10/26/2005
    /CONTACT:  Mark D. Bradford, President/CEO, +1-812-331-3455, or
Ashley Mattick, VP Marketing Director, +1-812-353-7705, both of Monroe Bancorp/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.monroebank.com /